NEWS RELEASE

PARK PLACE ENERGY CORP.

April 21, 2008 OTCBB:PRPL

FRANKFURT: 3P2

PARK PLACE ANNOUNCES NEW APPOINTMENT TO THE BOARD OF DIRECTORS: Bruce A. Thomson, B.A.Sc.

Calgary, Alberta, April 21, 2008 - Park Place Energy Corp. ("Park Place" or "the Corporation") is pleased to announce the appointment of Bruce A. Thomson, B.A.Sc. to the Corporation's Board of Directors. Mr. Thomson, an engineering graduate of the University of British Columbia (1970), has over 30 years of entrepreneurial business experience in private and public companies with expertise in management, marketing and finance. Mr. Thomson has been involved in the oil and gas industry in various capacities since 1980 and since 2004 has been serving as the President and CEO of a junior oil and gas company.

Eric Leslie, President and CEO of Park Place stated "Mr Thomson is a welcome addition to the Corporation's Board Of Directors. His background will assist the board in guiding and managing the growth of the Corporation."

About Park Place

Park Place is a diversified resource company that is participating in high impact international resource opportunities. The Corporation is currently developing its North American oil and gas assets as well as advancing its BrasAm Diamond Project in Central Brazil. Park Place's management are focused on optimizing profitability and enhancing shareholder value.

For Further Information Contact:
Investor Relations: 1 (877) 685 0076
Email: info@parkplaceenergy.com
Website: www.parkplaceenergy.com
Calgary Head Office:
Suite 300, 840 - 6th Avenue S.W.
Calgary, Alberta, Canada, T2P 3E5

Certain information regarding the Corporation contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. The Corporation is under no obligation to update or alter any forward-looking statement. These risks include operational and geological risks, the ability of the Corporation to raise necessary funds for exploration and the fact that the Corporation does not operate all its properties. Park Place's forward-looking statements are expressly qualified in their entirety by this cautionary statement.